Exhibit 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of BlackRock, Inc. (the “Company”) for the quarterly period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurence D. Fink, as Chief Executive Officer of the Company, and Paul L. Audet, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laurence D. Fink
Name:	Laurence D. Fink
Title:	Chief Executive Officer
Date:	May 15, 2003

/s/ Paul L. Audet
Name:	Paul L. Audet
Title:	Chief Financial Officer
Date:	May 15, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to BlackRock, Inc. and will be retained by BlackRock Inc. and furnished to the Securities and Exchange Commission or its staff upon request.